UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 1, 2004

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	001-15565	38-2144267
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28470 13 Mile Road, Ste. 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	248-702-6000

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Rate Increase Filing - Michigan Public Service Commission Service Area

On December 1, 2004, the Company filed a request with the Michigan Public Service Commission (the “MPSC” or “Commission”), seeking authority to increase base rates for service by approximately $11.65 million, in total. The proposed base rates are subject to review (which may include discussion of the proposed rates, in detail, with the MPSC staff and others and one or more public evidentiary hearings) and approval by the Commission. New base rates, if any, may differ from those proposed by the Company. The Company is unable to predict either when the Commission will act on the Company’s filing or the outcome of any Commission proceeding to consider this filing. A copy of the press release announcing the filing is attached hereto as Exhibit 99 and is incorporated herein in its entirety by reference.

Item 9.01(c)    Exhibits.

99    Press Release issued December 3, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMCO Energy, Inc.
(Registrant)

Date: December 3, 2004	By:	/s/ Peter F. Clark

Peter F. Clark Senior Vice President and General Counsel

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EXHIBIT INDEX
Form 8-K
December 1, 2004

Filed
Exhibit No.	Description	Herewith	By Reference

99	Press Release issued December 3, 2004.	x

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